Exhibit 3.2

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GRYPHON DIGITAL MINING, INC.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

September 2, 2025

Gryphon Digital Mining, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Gryphon Digital Mining, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on October 3, 2018, under the name MTech Acquisition Holdings Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on June 17, 2019 (as amended from time to time, the “First Amended and Restated Certificate”), under the name Akerna Corp.

2. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the DGCL.

3. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the First Amended and Restated Certificate, as heretofore amended or supplemented.

4. The text of the First Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer this 2nd day of September, 2025.

GRYPHON DIGITAL MINING, INC.

By:	/s/ Steve Gutterman
	Name:	Steve Gutterman
	Title:	Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Incorporation]

EXHIBIT A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GRYPHON DIGITAL MINING, INC.

ARTICLE I
NAME

The name of the corporation is Gryphon Digital Mining, Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, Dover, County of Kent, 19904, and the name of its registered agent at such address is Cogency Global Inc.

ARTICLE III
PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation is authorized to issue is 735,000,000,000, comprised of: (a) 635,000,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of which (i) 500,000,000,000 shares shall be a series designated as Class A Common Stock (the “Class A Common Stock”), (ii) 10,000,000,000 shares shall be a series designated as Class B Common Stock (the “Class B Common Stock”) and (iii) 125,000,000,000 shares shall be a series designated as Class C Common Stock (the “Class C Common Stock”); and (b) 100,000,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

Upon the effective time of the filing of this Second Amended and Restated Certificate of Incorporation (the “Effective Time”), and without any further action of the Corporation or any stockholder of the Corporation, each share of common stock, par value $0.0001 per share (“Former Common Stock”), of the Corporation that is issued and outstanding immediately prior to the Effective Time shall be automatically reclassified and converted into one (1) share of Class A Common Stock. Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Former Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for the exchange, represent that number of shares of Class A Common Stock into which the shares formerly represented by such certificate or book-entry position have been automatically reclassified and converted pursuant to this Article IV.

ARTICLE V
RIGHTS OF CAPITAL STOCK

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class and series of capital stock of the Corporation are as follows:

A. Common Stock.

1. General; Equal Status. Except as otherwise provided in this Article V or required by applicable law, shares of Common Stock shall have the same rights, privileges, preferences and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding at any time.

2. Voting.

(i) Except where required by applicable law, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on any matter submitted to the stockholders of the Corporation for a vote or approval. Except as required by applicable law, each share of Class A Common Stock shall entitle the holder to one (1) vote for each share of Class A Common Stock held, each share of Class B Common Stock shall entitle the holder to ten thousand (10,000) votes for each share of Class B Common Stock held and each share of Class C Common Stock shall entitle the holder to ten (10) votes for each share of Class C Common Stock held, in each case, on any matter submitted to the stockholders of the Corporation for a vote or approval.

(ii) Unless required by applicable law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock entitled to vote thereon) the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

(iii) Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

3.Conversion of Class B Common Stock and Class C Common Stock.

(i) Right to Convert. At any time, any holder of shares of Class B Common Stock or Class C Common Stock, at the option of such holder, may convert any share of Class B Common Stock or Class C Common Stock held by such holder at any time after the date of issuance of such share, in each case, at the office of the Corporation or any transfer agent for such stock, into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock.

(ii) Mechanics of Conversion. In the event of an optional conversion pursuant to Article V, Part A, Section 3(i), before any holder of Class B Common Stock or Class C Common Stock shall be entitled voluntarily to convert the same, in each case, into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such optional conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Class B Common Stock or Class C Common Stock, as applicable, to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. Shares of Class B Common Stock and Class C Common Stock converted pursuant to Article V, Part A, Sections 3(i) shall be automatically retired and canceled.

(iii) Policies and Procedures. The Board of Directors, or a committee thereof, may, from time to time, establish such policies and procedures, not in violation of applicable law or this Second Amended and Restated Certificate of Incorporation, relating to the conversion of shares of Class B Common Stock or Class C Common Stock, in each case, into shares of Class A Common Stock as it may deem necessary or advisable. The Corporation may, from time to time, require that a holder of shares of Class B Common Stock or Class C Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of shares of Class B Common Stock or Class C Common Stock, as applicable.

(iv) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock.

4. Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Part A of Article V to be given to a holder of shares of Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.

5. Redemption. The Common Stock is not redeemable at the option of the holder thereof and the Corporation shall have no obligation to redeem the Common Stock.

6. Dividends. Subject to the rights, powers and preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of each series of Common Stock shall be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to shares of any other series of Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of a series of Common Stock that differs from the series of Common Stock held by any holder or rights to acquire a series of Common Stock that differs from a series of Common Stock held by any holder, as applicable, such holder shall receive the series of Common Stock or rights to acquire the series of Common Stock corresponding to the series of Common Stock held by such holder, as the case may be.

7. Liquidation, Dissolution, Etc. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of each series of Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

8. Subdivision or Combination. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the outstanding shares of the other such series shall, concurrently therewith, be subdivided, combined or reclassified in the same proportion and manner such that the same proportionate equity ownership amongst the holders of outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock on the record date for such subdivision, combination or reclassification is preserved, unless different treatment of the shares of each such series is approved by (i) the holders of a majority of the outstanding Class A Common Stock, (ii) the holders of a majority of the outstanding Class B Common Stock and (iii) the holders of a majority of the outstanding Class C Common Stock, each of (i), (ii) and (iii) voting as separate series.

9. Treatment in a Merger. The consideration received per share by the holders of each series of Common Stock in any merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if (i) such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, and (ii) the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of shares of capital stock or other equity interests received in respect of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock differ solely to the extent that the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ as described in this Article V, then the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the powers, designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof); and provided further, that, if the holders of any series of Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provisions shall be deemed satisfied if holders of the other series of Common Stock are granted corresponding election rights.

B. Preferred Stock.

1. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series, by resolution or resolutions to determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by applicable law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Second Amended and Restated Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock entitled to vote thereon) the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE VI
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Powers of the Board. In addition to the powers and authority expressly conferred upon them by applicable law or by this Second Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. Classification of the Board. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by applicable law, the directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Effective Time, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Time and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the Effective Time, the directors of the class to be elected at each annual meeting of stockholders shall be elected for a three-year term. If the total number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class, in accordance with Article VI, Part E shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Notwithstanding the foregoing provisions of this Article VI, Part B, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, retirement, or removal.

C. Number of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series and except as otherwise required by applicable law, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors.

D. Removal of Directors. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, as may be provided in that certain Investors’ Rights Agreement, dated as of May 9, 2025 (the “IRA”), by and among the Corporation and the stockholders party thereto, and except as otherwise required by applicable law, the Board of Directors or any individual director may be removed from office at any time (i) prior to the Voting Threshold Date (as defined below), with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, and (ii) from and after the Voting Threshold Date, only for cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

E. Vacancies and Newly Created Directorships. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock with respect to any directors elected (or to be elected) by the holders of such series, as may be provided in the IRA and except as otherwise required by applicable law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation, disqualification, retirement, or removal.

F. Bylaws. Subject to any additional vote required by this Second Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws. The stockholders shall also have power to adopt, repeal, alter, amend or rescind the Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate of Incorporation (including any Preferred Stock outstanding at any time), such adoption, repeal, alteration, amendment or rescission of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

G. Elections of Directors. Elections of directors need not be by ballot unless the Bylaws shall so provide.

ARTICLE VII
MEETINGS OF STOCKHOLDERS

A. Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, from and after the Voting Threshold Date (as defined below), (i) no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders called in accordance with the Bylaws and (ii) no action shall be taken by the stockholders of the Corporation by written consent. Prior to the Voting Threshold Date, any action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent in lieu of a meeting. “Voting Threshold Date” shall mean 5:00 p.m. New York City time on the first day falling on or after the date on which the outstanding shares of Class B Common Stock cease to represent at least fifty percent (50%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

B. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

C. Subject to the rights of the holders of any series of Preferred Stock with respect to actions by the holders of shares of such series, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Executive Chairman of the Board of Directors, the Chief Executive Officer, a President or, prior to the Voting Threshold Date, the Secretary upon the written request of the stockholders of the Corporation representing in the aggregate not less than a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons.

ARTICLE VIII
DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of, or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification. For purposes of this Article VIII, “officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

ARTICLE IX
INDEMNIFICATION

A. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such person’s capacity as a director or officer of the Corporation or in any other capacity while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, taxes or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such person’s capacity as a director, officer, employee or agent of the Corporation or in any other capacity while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan), against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Article IX in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the Chancery Court (as defined below) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Chancery Court or such other court shall deem proper.

C. Indemnification for Expenses. Notwithstanding any other provisions of this Article IX, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article IX, Part A or B, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

D. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit or proceeding involving such Indemnitee for which indemnification will or could be sought. With respect to any action, suit or proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit or proceeding, other than as provided below in this Article IX. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit or proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in each of which cases, the fees and expenses of one counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article IX. The Corporation shall not be required to indemnify Indemnitee under this Article IX for any amounts paid in settlement of any action, suit or proceeding effected without its written consent. The Corporation shall not settle any action, suit or proceeding in any manner which would impose any judgment, penalty, admission or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

E. Advancement of Expenses. In the event of any threatened or pending action, suit or proceeding of which the Corporation receives notice under this Article IX, any expenses (including attorneys’ fees for attorneys retained in accordance with Part D above) incurred by or on behalf of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity (including any employee benefit plan) in defending an action, suit or proceeding or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of such person in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such undertaking shall be accepted without reference to the financial ability of such person to make such repayment. Any advances or undertakings to repay pursuant to this Part E shall be unsecured and interest-free.

F. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Parts A through E of this Article IX, an Indemnitee or person entitled to advancement of expenses pursuant to Article IX, Part E above shall submit to the Corporation a written request. Any such indemnification or advancement of expenses shall be made as soon as practicable after written demand by Indemnitee or such person therefor is presented to the Corporation, and in any event within (i) in the case of indemnification under Article IX, Part C or advancement of expenses, 20 business days after receipt by the Corporation, of the written request of Indemnitee or such person, or (ii) in the case of all other indemnification, 45 business days after receipt by the Corporation of the written request of Indemnitee, unless with respect to requests under this subclause (ii), the Corporation (y) has assumed the defense pursuant to Article IX, Part D (and none of the circumstances described in Article IX, Part D that would nonetheless entitle Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (z) determined, by clear and convincing evidence, within such 45 business day period referred to above that Indemnitee did not meet the applicable standard of conduct. Such determination in clause (z), and any determination that advanced expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation. Any determination made under this Article IX, Part F shall not create any presumption or bind any court in determining whether indemnification or repayment of advanced expenses is required.

G. Limitations. Notwithstanding anything to the contrary in this Article IX, the Corporation shall not indemnify an Indemnitee pursuant to this Article IX (i) in connection with an action, suit or proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors, or (ii) to the extent such Indemnitee or person entitled to advancement of expenses pursuant to Article IX, Part E above, is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification or advancement payments to an Indemnitee or such person and such Indemnitee or such person is subsequently reimbursed from the proceeds of such insurance, such Indemnitee or such person shall promptly refund indemnification or advancement payments to the Corporation to the extent of such insurance reimbursement.

H. Subsequent Amendment. No amendment, termination or repeal of this Article IX or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or person entitled to advancements pursuant to Article IX, Part E above to such advancement under the provisions hereof with respect to any action, suit or proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

I. Other Rights. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or a person seeking advancement of expenses pursuant to Article IX, Part E above may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s or such person’s official capacity and as to action in any other capacity while holding office for the Corporation. In addition, the Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article IX.

J. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL.

K. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines, Employee Retirement Income Security Act of 1974, as amended (ERISA) taxes or penalties and amounts paid in settlement in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

L. Definitions. For purposes of this Article IX, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation, partnership, limited liability company or joint venture, trust or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, members, and employees or agents so that any person who is or was a director, officer, manager, member, employee or agent of such constituent, or is or was serving at the request of such constituent as a director, officer, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation, partnership, limited liability company, or joint venture or other enterprise as such person would have with respect to such constituent if its separate existence had continued.

M. Scope. The Corporation shall indemnify any Indemnitee and advance expenses to a person pursuant to Article IX, Part E above to the fullest extent permitted by the DGCL, and if the DGCL is amended after adoption of this Article IX to expand further the indemnification or advancements permitted to Indemnitees or such persons, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

N. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X
SECTION 203

The Corporation shall not be governed by or subject to Section 203 of the DGCL (or any successor provision thereto).

ARTICLE XI
BUSINESS OPPORTUNITIES

To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision), the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) (each a “Corporate Opportunity”) that are from time to time presented to any holder of Class B Common Stock or any of such holder’s officers, directors, directors of its subsidiaries, employees, agents, stockholders, members, managers, partners, representatives, affiliates or subsidiaries (other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. To the fullest extent permitted by law, no holder of Class B Common Stock nor any of such holder’s officers, directors, directors of their subsidiaries, employees, agents, stockholders, members, managers, partners, representatives, affiliates or subsidiaries (other than the Corporation and its subsidiaries) shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such Corporate Opportunity, directs such Corporate Opportunity to another person or fails to communicate, offer or present such Corporate Opportunity, or information regarding such Corporate Opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring or holding any interest in any shares of stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article XI. Neither the alteration, amendment or repeal of this Article XI, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article XI, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate or reduce the effect of this Article XI in respect of any Corporate Opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article XI shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Bylaws, applicable law, any agreement or otherwise.

ARTICLE XII
EXCLUSIVE FORUM

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof (the “Chosen Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Bylaws or this Second Amended and Restated Certificate of Incorporation (as any of the foregoing may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Chosen Courts (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (and as may be further amended from time to time).

C. Notwithstanding the foregoing, the provisions of Part A of this Article XII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim over which the federal courts of the United States have exclusive jurisdiction.

D. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including, but not limited to, shares of capital stock of the Corporation) shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII
AMENDMENTS

A. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation, and, as applicable, such other approvals of the Board of Directors, as are required by applicable law or by this Second Amended and Restated Certificate of Incorporation, (a) the affirmative vote of the holders of sixty-six and two-third percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with, (i) Article IV, (ii) Article V, (iii) Article VI, (iv) Article VII, (v) Article VIII, (vi) Article IX, (vii) Article X, (viii) Article XI, (ix) Article XII or (x) this Article XIII, and (b) for so long as any shares of Class B Common Stock are outstanding, the affirmative vote of the holders at least eighty percent (80%) of the shares of Class B Common Stock outstanding at the time of such vote, voting as a separate series, shall be required to amend or repeal, or adopt any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with Article V, Part A or this clause (b) of Article XIII, Part A.

B. If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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